Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-198892) on Form S-8 of Medley Management Inc. of our report dated March 16, 2017, relating to the consolidated financial statements of Medley Management Inc. (prior to September 29, 2014, Medley LLC and Medley GP Holdings LLC), appearing in this Annual Report on Form 10-K of Medley Management Inc. for the year ended December 31, 2016.

/s/ RSM US LLP

New York, New York
March 16, 2017